          [Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]


                                                              November 17, 1997

M & F Worldwide Corp.
35 East 62nd Street
New York, New York 10021

          Re:  Registration Statement on Form S-8 of
               M & F Worldwide Corp.

Ladies and Gentlemen:

                  We have been requested by M & F Worldwide Corp., a Delaware corporation (the "Company"), to render an opinion in connection with the Registration Statement on Form S-8, which is being filed by the Company with the Securities and Exchange Commission (the "Commission") on the date hereof (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the issuance and sale by the Company of up to an aggregate of 1,000,000 shares (the "Shares") of Class A Common Stock, par value $.01 per share (the "Common Stock"), of the Company issuable upon exercise of options that may be granted under the Company's 1997 Stock Option Plan (the "Stock Option Plan").

                  This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

                  In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents as we have deemed necessary or appropriate as a basis for the opinions set forth herein, including, without limitation, (i) the Registration Statement, (ii) the Stock Option Plan, (iii) the Amended and Restated Certificate of Incorporation of the Company, as amended to date, (iv) the By-laws of the Company, as amended to date, (v) a specimen certificate representing the Common Stock, (vi) copies of certain resolutions adopted by the Board of Directors of the Company and the Compensation Committee of the Board of Directors of the Company relating to, among other things, the Stock Option Plan, the Registration Statement and related matters and

(vii) copies of certain resolutions adopted by the stockholders of the Company relating to the Stock Option Plan.

                  In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate and other, and execution and delivery by such parties of such documents and the validity, binding effect and enforceability thereof. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others. In rendering the opinion set forth below, we have assumed that the certificates representing the Shares will be manually signed by one of the authorized officers of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar and will conform to the specimen thereof examined by us.

                  Members of our firm are admitted to the Bar of the State of New York, and we do not express any opinion as to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware.

                  Based upon and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that the Shares have been duly authorized for issuance by requisite corporate action by the Company, and, when issued, delivered and paid for in accordance with the terms and conditions of the Stock Option Plan, will be validly issued, fully paid and non-assessable.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to this firm under the caption "Interests of Named Experts and Counsel" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.



                                   Very truly yours,


                                   /s/ Skadden, Arps, Slate, Meagher & Flom LLP